UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

April 22, 2016
Date of Report (Date of earliest event reported)

ADAMS RESOURCES & ENERGY, INC.
____________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-7908	74-1753147
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

17 South Briar Hollow Lane, Suite 100 Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  713-881-3600

____________________________________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On April 22, 2016 Adams Resources & Energy, Inc. a Delaware corporation (the “Company”), through its wholly owned subsidiary Adams Resources Medical Management, Inc. (“ARMM”) acquired an approximate 15% equity interest in VestaCare, Inc., a California corporation (“VestaCare”) for a $2,500,000 cash payment.  VestaCare provides an array of software as a service, (“SaaS”) electronic payment technologies to medical providers, payers and patients.  Notably for ARMM is VestaCare’s most recent product offering, VestaPay ™.  This VestaCare product equips medical providers with a superior solution to secure payment from individual patients in a period of increasing medical insurance deductibles and copays.  VestaPay ™ allows providers to structure fully automated and dynamically updating electronic payment plans for their patients.  As deductibles and copays have risen in recent years, medical care providers are experiencing a significant shift in revenues from the insurance company to the individual patient.  The increasing level of patient obligations has led to significantly increased bad debt write-offs for providers.  Now, with VestaPay ™, medical care providers can capture the individual patient’s deductible and copay status at the point and time of service.  With this information a compassionate structured payment methodology will be offered to the patient, thus alleviating the lost revenue problem.  Further, VestaPay ™ administers the deferred payment program and updates and adjusts the scheduled payments as the underlying treatment program progresses.  VestaCare earns both transaction and contingency fees for providing this service.  The first implementation of the VestaPay ™ product at a full scale hospital is currently in process.

ARMM believes the Vestacare program offers an ideal complement to ARMM’s previously announced January 2016 investment in the medical care payment methodology utilized by Ben Cap LLC (Bencap).  Bencap works on behalf of employers to audit, reprice and pay medical claims based on a multiplier which takes into consideration a premium over Medicare rates and/or a premium over the “Cost-to-Charge Ratio” which medical facility providers must file with the Federal government.  Under the Bencap approach, hospitals and other providers are being compensated at a fair and reasonable rate and as such, medical providers will look to the individual employee to meet their share of obligations.  VestaPay ™ provides such methodology.

ARMM’s equity interest in VestaCare is in the form of convertible Series B Preferred Stock that incorporates customary anti-dilution and other investor protections.  The Company will account for ARMM’s investment in VestaCare under the “Cost Method”.   VestaCare intends to direct these proceeds towards its sales and back-office support functions as it seeks to expand its service offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2016	ADAMS RESOURCES & ENERGY, INC.

/s/ Richard B. Abshire
Richard B. Abshire Chief Financial Officer